Lenning & Co., Inc.
Certified Public Accountants
Same Location Since 1979

Phone 562-594-9729 • Fax 562-596-5325
13924 Seal Beach Blvd., Suite C, Seal Beach, CA 90740

March 25, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

I have read the statements made by Auscrete Corporation ("Auscrete") which I understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Form 8-K/A of Auscrete dated March 25, 2014. I agree with the statements contained in Item 4.01 regarding: Changes in Registrant's Auditor.

Sincerely,

Gerald L. Lenning, CPA

18377 Beach Blvd., Suite 211, Huntington Beach, CA 92648 • Phone 714-596-8816 • Fax 714-596-7152 • client@lenning.com • www.lenning.com